Exhibit 21.1

Subsidiaries of the Company (1)

Domestic Subsidiaries:

The Men’s Wearhouse, Inc., a Texas corporation(2)(3)

Jos. A. Bank Clothiers, Inc., a Delaware corporation(4)

The Joseph A. Bank Mfg. Co., Inc., a Delaware corporation(5)

K&G Men’s Company Inc., a Delaware corporation(4)(6)

JA Apparel Corp., a Delaware corporation(4)(7)

Nashawena Mills Corp., a Massachusetts corporation(8)

Joseph Abboud Manufacturing Corp., a Delaware corporation(8)

MWDC Holding Inc., a Delaware corporation(4)

Renwick Technologies, Inc., a Texas corporation(4)

TMW Merchants LLC, a Delaware limited liability company(4)

Tailored Shared Services, LLC, a Delaware limited liability company(4)

Tailored Brands Purchasing LLC, a Texas limited liability company(9)

Tailored Brands Gift Card Co LLC, a Texas limited liability company(9)

Foreign Subsidiaries:

Moores Retail Group Corp., a Nova Scotia unlimited company(10)

Moores The Suit People Corp., a Nova Scotia unlimited company(11)(12)

Golden Brand Clothing (Canada) Corp., a Nova Scotia unlimited company(11)

MWUK Holding Company Limited, a limited company incorporated in England and Wales(13)

Ensco 648 Limited, a limited company incorporated in England and Wales(14)

Ensco 645 Limited, a limited company incorporated in England and Wales(15)

Tailored Brands Worldwide Purchasing Co., an exempted company incorporated in the Cayman Islands with limited liability(4)

TB UK Holding Limited, a limited company incorporated in England and Wales(4)

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(1) As of February 1, 2020. The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of February 1, 2020.

(2) 100% owned by Tailored Brands, Inc.

(3)  The Men’s Wearhouse, Inc. does business under the names Men’s Wearhouse and Men’s Wearhouse & Tux.

(4) 100% owned by The Men’s Wearhouse, Inc.

(5) 100% owned by Jos. A. Bank Clothiers, Inc.

(6) K&G Men’s Company Inc. does business under the names K&G Fashion Superstore, K&G Fashion, and K&G Suit Warehouse.

(7) JA Apparel Corp. does business under the name Joseph Abboud.

(8) 100% owned by JA Apparel Corp.

(9) 100% owned by Tailored Shared Services, LLC.

(10) 100% owned by TB UK Holding Limited.

(11)100% owned by Moores Retail Group Corp.

(12)Moores The Suit People Corp. does business under the names Moores Clothing for Men and Moores Vêtements Pour Hommes.

(13) 100% owned by Moores The Suit People Corp.

(14) 100% owned by MWUK Holding Company Limited.

(15) 100% owned by Ensco 648 Limited.